PARTICIPATION AND REGISTRATION AGREEMENT

This Participation and Co-Registration Agreement, dated March 20, 1996, effective as of March 20, 1996, by and among RAQ, LLC., having a place of business at 375 Park Avenue, Suite 1501, New York, New York 10152 ("RAQ"), Triad Pharmaceuticals, Inc., having a place of business at 375 Park Avenue, Suite 1501, New York, New York 10152 and Dr. Thomas Kennedy, a resident of the State of Virginia ("Kennedy").

                                  WITNESSETH:

WHEREAS, Triad Pharmaceuticals, Inc., a Delaware corporation ("Corporation"), has entered into a Stock Purchase Agreement dated as of March 20, 1996 with Kennedy contemporaneous herewith (the "Agreement");

WHEREAS, RAQ is a shareholder of the Corporation; and

WHEREAS, Kennedy, as a condition precedent to entering into the Agreement, Kennedy is requiring that the Corporation and RAQ execute and deliver this Participation and Co-Registration Agreement in favor of Kennedy.

NOW, THEREFORE in consideration of the foregoing, the parties agree as follows:

1.    PARTICIPATION RIGHTS

      RAQ agrees that:

A. If RAQ is seeking to transfer a number of shares of capital stock of the Corporation (the "Transferring Shareholder") other than through a registered broker-deaker in a public market transaction, for which there is an effective registration under the Securities Act of 1933 or pursuant to rule 144, Kennedy may elect to include shares of his stock in the sale to the proposed transferee, at such price and upon such terms as have been given to the Transferring Shareholder by the transferee. The number of shares of Kennedy's stock that Kennedy shall be entitled to have included in such sale will be equal to the number of such shares of Common Stock times a ratio, the numerator of which is the number of shares of Common Stock being transferred by the Transferring Shareholder on a Fully Diluted Basis and the denominator of which is the total number of shares of Common Stock owned by the Transferring Stockholder as of the date of the Transfer Notice on a Fully Diluted Basis. Kennedy must make this election within ten (10) days of receiving the notice from the Transferring Shareholder of the Transferring Shareholder's intent to transfer by giving written notice, such notice stating the number of shares being transferred, the purchase price and other material terms of the transfer to the Transferring Stockholder of such election to participate in the sale, stating in such notice the number of shares desired to be sold. If no such notice is given within such ten (10) day period,


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      Kennedy shall be deemed to have chosen not to participate. This provision shall immediately and permanently terminate upon Kennedy's ability to sell his shares either pursuant to Rule 144 of the Securities Act of 1933 or pursuant to an effective registration statement under the Securities Act of 1933.

2.    REDEMPTION RIGHTS The Corporation agrees that:

A. If at any time the Corporation elects to transfer all or substantially all of the assets of the Corporation, (other than (i) in a reorganization qualifying under Section 368 of the Internal Revenue Code of 1986, as amended in which the shareholders of the Corporation immediately preceding the reorganization continue to own 50% or more of voting power of the surviving entity and or (ii) in a transaction in which the Corporation plans to distribute all of the consideration or proceeds to the shareholders of the Corporation) then unless the the Corporation shall notify Kennedy in writing at least twenty (20) days before the consummation of such transfer. Upon receipt of such notice, Kennedy shall have the right to require the Corporation to redeem all, but not less than all, of Kennedy's shares of stock of the Corporation by giving written notice thereof (the "Redemption Notice") to the Corporation within fifteen
      (15) days of his receipt of the Corporation's notice of its intent to transfer such assets. Immediately following its receipt of the Redemption Notice, the Corporation shall redeem all of Kennedy's shares at a price equal to an amount determined by an appraisal of the value of the Corporation by an appraiser to be mutually agreed upon. If the Corporation or Kennedy are unable to agree on an appraiser, then the Corporation and Kennedy shall within 10 days each choose an appraiser and the value of the Corporation shall be the arithmetic mean of the values determined by each appraiser. If the parties agree on an appraiser, the cost of appraisal shall be divided between them equally. If two appraisers are chosen, the Corporation and Kennedy shall pay the costs of the appraiser each has chosen. The running of all time periods provided herein shall be tolled until such appraisal is completed and delivered to the Corporation and Kennedy. This provision shall immediately and permanently terminate after the Corporation is a reporting company under the Securities Exchange Act of 1934.

B. Should Kennedy elect to have the Corporation redeem his shares pursuant to this section, Kennedy shall, on or before the date of such share redemption, deliver to the Corporation during regular business hours, at the principal office of the Corporation, the certificate or certificates for the number of shares of stock to be redeemed, duly endorsed or assigned in blank or to the Corporation (if required by it). On the date of such redemption, the Corporation shall deliver to Kennedy a certified or cashier's check in respect of the aggregate price for the number of shares so redeemed or at the Corporation's option publicly traded securities of equivalent fair market value.


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3.    REGISTRATION RIGHTS

      The Corporation agrees that:

A. If at any time or from time to time the Corporation proposes to register any of its equity securities under the Securities Act of 1933 (the "Act") in connection with a primary or secondary public offering of such securities solely for cash on a form that would also permit the registration of the shares of capital stock of the Corporation purchased by Kennedy pursuant to a certain Stock Subscription Agreement between Kennedy and the Corporation dated March 20, 1996 (including, without limitation, any shares of capital stock of the Corporation which Kennedy may purchase pursuant to the anti-dilution provisions thereof and any securities of the Corporation issued as a dividend or other distribution with respect to, or in exchange or in replacement of any shares of the Corporation held by Kennedy), the Corporation shall, each such time, promptly give Kennedy written notice of such determination. Upon the written request of Kennedy given within fifteen (15) days after mailing of any such notice by the Corporation, the Corporation shall use its best efforts to cause to be registered under the Act all shares of capital stock of the Corporation held by Kennedy that Kennedy has requested be registered. This right shall terminate upon Kennedy's ability to resell in whole or in part his shares under Rule 144 of the Securities Act of 1933, as amended. The Corporation shall bear all registration and qualification fees and expenses (excluding underwriters' discounts and commissions), including any additional costs and disbursements of counsel for the Corporation that result from the inclusion of securities held by Kennedy in such registration.

B. Notwithstanding the preceding paragraph, in connection with any offering involving an underwriting of shares of the Corporation's Common Stock, the Corporation shall not be required to include any of Kennedy's shares in such underwriting unless Kennedy accepts the terms of the underwriting as agreed upon between the Corporation and the underwriters selected by the Corporation (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Corporation. If the total amount of securities, including the shares of Kennedy, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Corporation that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Corporation shall be required to include in the offering only that number of such securities, including the shares requested by Kennedy, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders).


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C.    To the extent permitted by law, the Corporation will indemnify and hold harmless Kennedy upon his requesting or joining in a registration, any underwriter (as defined in the Act) for it, and each person, if any, who controls such underwriter within the meaning of the Act or the Securities Exchange Act of 1934 (the "1934 Act") against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Act, the 1934 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any such material fact contained in such registration statement by the Corporation (but not Kennedy requesting or joining in the registration), including any preliminary prospectus or final prospectus, or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading or arise out of any violation by the Corporation of any rule or regulation promulgated under the Act or the 1934 Act applicable to the Corporation and relating to action or inaction required of the Corporation in connection with any such registration; and will reimburse Kennedy, such underwriter, or such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however that the indemnity agreement contained in this paragraph shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Corporation (which consent shall not be unreasonably withheld) nor shall the Corporation be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by Kennedy or any such underwriter or controlling person.

D. In order to provide for just and equitable contribution to joint liability under the Act in any case in which either (i) Kennedy exercising his rights under this Agreement makes a claim for indemnification pursuant to this paragraph but it is judicially determined (by the entry of a final judgement or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this paragraph provides for indemnification in such case, or
      (ii) contribution under the Act may be required on the part of Kennedy in circumstances for which indemnification is provided under this paragraph; then, and in each such case, the Corporation and Kennedy will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so Kennedy is responsible for the portion represented by the percentage that the public offering price of his shares of capital stock of the Corporation offered by the registration statement bears to the public offering price of


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      all securities offered by such registration statement, and the Corporation is responsible for the remaining portion; provided, however, that, in any such case, (A) Kennedy will not be required to contribute any amount in excess of the public offering price of all the shares of capital stock of the Corporation offered by it pursuant to such registration statement; and
      (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

E. Notwithstanding the foregoing, this section 3 shall not apply to any registration of the common stock underlying the Series A Convertible Preferred Stock issued pursuant to an offering from June 17, 1996 to August 15, 1996 (including any extension of such offering for up to 120 days) or to any registration of a stock option plan or shares utilizing Form S-8 or equivalent form.

4.    MISCELLANEOUS PROVISIONS

A. This Agreement shall be governed by and construed in accordance with the internal laws (without giving effect to the conflicts of law principles) of the State of Delaware.

B. The parties hereto agree that the terms and provisions in this Agreement are reasonable and shall be binding and enforceable in accordance with the terms hereof and, in any event, that the terms and provisions of this Agreement shall be enforced to the fullest extent permissible under law. In the event that any term or provision of this Agreement shall for any reason be adjudged to be unenforceable or invalid, then such unenforceable or invalid term or provision shall not affect the enforceability or validity of the remaining terms and provisions of this Agreement, and the parties hereto hereby agree to replace such unenforceable or invalid term or provision with an enforceable and valid arrangement which, in its economic effect, shall be as close as possible to the unenforceable or invalid term or provision.

C. All references in this Agreement to the Corporation shall include any and all successors in interest to the Corporation whether by merger, consolidation, sale of all or substantially all assets or otherwise, and this Agreement shall inure to the benefit of the successors and assigns of the Corporation and, subject to the terms herein set forth, shall be binding upon the Purchaser, its successors and permitted assigns.

D. This Agreement may be executed in two counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

E. No modification, amendment or waiver of any provision of this Agreement shall be effective against the Corporation unless the same shall be in a written instrument signed by an officer of the Corporation on its behalf and such instrument is approved by its Board of Directors. The failure at any time to enforce any of the provisions of


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      this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of either party thereafter to enforce each and every provision hereof in accordance with its terms.

F. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

G. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

H. The headings of the Sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

I. All notices and other communications which are required or permitted to be given pursuant to the terms of this Agreement shall be in writing and shall be sufficiently given (i) if personally delivered, (ii) if sent by telex or facsimile, provided that "answer-back" confirmation is received by the sender or (iii) upon receipt, if sent by registered or certified mail, postage paid return receipt requested in any case addressed as follows:

                  (i)   If to the Corporation, to

                        Triad Pharmaceuticals, Inc.
                        375 Park Avenue
                        Suite 1501
                        New York, New York 10152
                        Attn: Steve H. Kanzer, Esq.

                  (ii)  If to Kennedy, to

                        Thomas Kennedy, M.D.
                        213 Grand Drive
                        Richmond, VA 23229

                  (iii) If to RAQ at the address set forth in the first paragraph of this Agreement.

      The address of a party, for the purposes of this Section, may be changed by giving written notice to the other party of such change in the manner provided herein for giving notice. Unless and until such written notice is received, the addresses as provided herein shall be deemed to continue in effect for all purposes hereunder.


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IN WITNESS WHEREOF, the parties have hereto have set their respective hands and seals all on the day and year first above set forth.

RAQ, LLC.:

/s/ Lindsay A. Rosenwald, M.D.
---------------------------------
By:    Lindsay A. Rosenwald, M.D.
       Chief Executive


TRIAD PHARMACEUTICALS, INC.

/s/ Steve H. Kanzer
---------------------------------
By:    Steve H. Kanzer
       President


THOMAS KENNEDY, M.D.:

/s/ Thomas Kennedy, M.D.
---------------------------------
By:    Thomas Kennedy, M.D.


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